Exhibit 99.1

Meru Networks Streamlines Sales Management

Company affirms first quarter 2015 guidance and continues cost reduction programs;

Deutsche Bank exploring strategic options

SUNNYVALE, CA — (PRNewswire) — 4/6/15 — Meru Networks, Inc. (NASDAQ: MERU), a leader in intelligent networking and the only wireless LAN vendor to have received OpenFlow™ conformance, today announced a restructuring of its sales organization with geographic sales vice presidents reporting directly to the CEO, eliminating a layer of sales management and streamlining its sales operations. These actions are a continuation of the previously commenced restructuring announced in January.

Effective immediately, Tom Palomaki, Vice President of Sales North America, and David Kelly, Vice President of Sales International, will report directly to Dr. Bami Bastani, President and CEO of Meru Networks. Larry Vaughan, Senior Vice President Worldwide Sales & Field Operations, is departing the company.

“I want to thank Larry for his years of service to Meru and wish him the best of luck in his future endeavors,” said Dr. Bastani. “A major goal of the previously commenced restructuring program was to create a flatter organization that would be both more efficient and more responsive to customer needs. We have realized significant cost reductions in all departments and believe we have lowered our quarterly breakeven sales level to approximately $21- $22 million.”

“We expect to announce results consistent with our first quarter 2015 guidance for revenues and non-GAAP earnings per share issued on February 09, 2015. We expect to achieve first quarter results slightly better than current analyst consensus for both quarterly revenues and non-GAAP earnings per share,” he continued. “In addition, we are pleased with the beginning pipeline entering the second quarter of 2015.”

Meru will provide further details on the first quarter results and second quarter forecast at the regular earnings call currently scheduled for the first week of May. Details on the date and time of the earnings call will be announced accordingly.

Meru continues to work with Deutsche Bank in exploring various strategic options.

About Meru Networks

Meru Networks (MERU) is a leader in intelligent 802.11ac Wi-Fi solutions delivering uninterrupted user experience for education, healthcare, hospitality and enterprise. The Meru open-standards-based architecture is designed to enable unified management of wired and wireless networks. Its end-to-end application QoS enables enforceable service-level agreements. Meru provides top performance and high capacity in high-density environments. Visit www.merunetworks.com or call (408) 215-5300 for more information.

©2015 Meru Networks. Meru is a registered trademark and the Meru logo is a trademark of Meru Networks, Inc. in the United States. All other trademarks mentioned in this document are the property of their respective owners.

Cautionary Statement Regarding Forward Looking Statements

All statements other than statements of historical facts are statements that can be deemed forward-looking statements, including any statements of expectations or beliefs such as our expectation regarding the revenues and non-GAAP earnings per share we will announce for the first quarter of 2015, our outlook for the second quarter of 2015, our belief that we have lowered our quarterly breakeven sales level to approximately $21- $22 million and our belief that our sales organization will be more efficient and more responsive to customer needs following the recent reorganization. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, among others: business and economic conditions and growth trends in the networking industry, final determination of the timing of revenue and expense recognition, our vertical markets and various geographic regions; competition in the industry; our future capital needs may change; changes in overall information technology spending; failure to develop new products; and those risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by Meru, including under the caption “Risk Factors” in Meru’s Annual Report on Form 10-K filed with the SEC on February 27, 2015, and any subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to Meru as of the date hereof, and Meru assumes no obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Edward Keaney

Market Street Partners

415-445-3238

ekeaney@marketstreetpartners.com

Source: Meru Networks, Inc.